EXHIBIT 10.24

     EMPLOYMENT AGREEMENT BETWEEN THE REGISTRANT AND CHARLES R. BAKER DATED NOVEMBER 21, 2005.

                              EMPLOYMENT AGREEMENT

                                CHARLES R. BAKER

THIS AGREEMENT is entered into this 21st day of November 2005, by and between OnScreen Technologies, Inc., a Colorado corporation (hereinafter "OnScreen"), and Charles R. Baker (hereinafter "Baker" or "Employee), collectively referred to herein as the "Parties", or in the singular as "Party."

WHEREAS, OnScreen is in the business of designing, developing, commercializing, marketing, manufacturing and distributing advanced LED technologies and other technologies throughout the United States of America and elsewhere;

WHEREAS, the OnScreen corporate offices are presently located in Portland, Oregon and other facilities are located elsewhere within the United States of America;

WHEREAS, OnScreen has agreed to hire Baker and Baker has agreed to provide services to OnScreen under a written contract wherein he agrees to provide such services and OnScreen agrees to maintain Baker's employment, salary and other benefits, subject to the terms and conditions contained herein,

IT IS AGREED:

1. EFFECTIVE DATE, ASSIGNMENT AND DUTIES. This Agreement is entered into and is effective on the date indicated above and, except as otherwise noted herein, shall remain in effect until such time as it is terminated as provided for herein. Baker's initial job title is Chairman of the Board and Chief Executive Officer. Baker brings significant prior experience in running both large and small companies; developing and implementing new product development; and associated skills. In the capacity his capacity, Baker is responsible to direct, implement, control and otherwise manage all business; operational; administrative; commercialization; and associated functions within the Company. Baker hereby acknowledges and agrees that, periodically, his duties and assignments may require overnight travel to OnScreen's facilities in Safety Harbor, Florida and its customers' elsewhere. Both in his capacity as Chairman and CEO, Baker shall report directly to the Company Board of Directors.

2. BAKER'S WORK DAYS AND HOURS. Baker's normal work days are not defined in terms of specific days, however, he is expected to devote to his employment at least forty working hours per week and such hours as may be necessary for Baker to satisfactorily perform the duties of his position. It is understood and agreed that the location of Baker's assignment, work days, work hours, and duties are subject to change.

3. COMPENSATION; EXEMPT STATUS. Baker's rate of compensation is set at twenty-two thousand nine hundred and twenty dollars ($22,920) per month payable in bi-weekly installments. Baker acknowledges that he is hired as an exempt employee, and further acknowledges that he understands the difference between an exempt and non-exempt employee under the laws of the State of Oregon.

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4.   REIMBURSEMENT OF EXPENSES. In order to perform his duties, Baker will be required to travel, entertain present and potential customers of OnScreen, and shall incur other expenses on behalf of OnScreen. OnScreen shall reimburse Baker for all expenses incurred by him within 30 days of receiving notice of the expenses. It is also understood that Contractor's travel and entertainment expenses will be at least "Business" class. Mr. Baker is granted a monthly automobile allowance of $1,500.

5.   OTHER BENEFITS:

          a. Baker shall be entitled to participate in any qualified and non-qualified stock option plans, stock purchase agreements or Incentive Stock Options Plans of the Company in which he is eligible to participate pursuant to the terms of such plans. Baker's participation in such plan will not obligate the Company to the continued employment of Baker. The specific terms and conditions of any such plan(s) approved by the Board of Directors shall govern and control the rights of all parties hereto.

          b. Baker is entitled to participate in all employee benefit programs that OnScreen maintains or may establish during the term of this Agreement including, but not limited to: full medical coverage for himself, and his family, including optical and dental coverage; pension plans, group life insurance at the Company's expense; and any other executive plans that may be established at the sole discretion of OnScreen.

          c. Baker shall accrue PTO; holidays; expenses; reimbursement policies; and other benefits as set forth in the Employee Handbook in effect at OnScreen. d. If Baker for any reason whatsoever becomes permanently disabled, so that he is unable to perform the duties under this Agreement, the Company agrees to pay Baker seventy five percent of his annual salary, payable in the same manner as the salary under this Agreement, for six months.

6. BONUS PROVISION. Baker shall receive a one time sign on bonus of $100,000.00, due and payable upon completion of the Equity Round of financing. In addition, Baker shall receive an annual bonus as follows:

          a. During the first year of employment the annual bonus is guaranteed to be at least one hundred thousand dollars ($100,000.00) with the potential of receiving up to one hundred percent (100%) of his annual base salary based upon performance. Said annual bonus to be paid within thirty (30) days of Baker's first anniversary date with the Company;

          b. During ensuing years, Baker shall receive a minimum annual bonus of at least fifteen percent (15%) of his base annual salary with the potential of receiving up to one hundred percent (100%) of his annual base salary based upon performance. Said annual bonus to be paid within thirty (30) days of each subsequent anniversary date with the Company.

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7.   STOCK OPTIONS. Upon full execution of this Agreement, Baker shall receive stock options allowing him to purchase two million (2,000,000) shares of the Company's common stock at a par value of one cent ($0.01) per share. Said options shall be valid for five (5) years following the date on which they are issued. On the first and second anniversary of this Agreement, respectively, Baker shall be issued stock options under the same terms and conditions in equal installments such that at the end of two (2) years he has options to purchase a total number of common shares equaling five percent (5%) of the fully diluted common shares upon the closing of the Equity Financing Round to be completed on or about January 1, 2006. Baker must satisfy his federal, state and local, if any, withholding taxes imposed by reason of the exercise of these options. Baker may satisfy this withholding obligation by paying to the Company the full amount of the withholding obligation in cash or check acceptable to the Company. If he fails to make such payment of the withholding taxes to the Company within five (5) days after the exercise of his options, the actual number of shares of Common Stock issuable upon exercise shall be reduced by the smallest number of whole shares of Common Stock which, when multiplied by the fair market value of the Common Stock as of the date the Option is exercised, is sufficient to satisfy the amount of withholding tax.

8. TERM OF EMPLOYMENT. OnScreen agrees to employ Baker and Baker agrees to serve OnScreen in his capacity of Chairman and Chief Executive Officer for a period of three (3) years, to and through November 21, 2008. The Employment Period shall be automatically renewed for successive three year periods unless terminated by either Baker or the Company by giving written notice of termination six (6) months in advance of the renewal date for each term.

9. TERMINATION WITH CAUSE. The Company shall have the option to terminate Baker, effective upon written notice of such termination to Baker, for Just Cause. For purpose of this Agreement, the term "Just Cause" shall mean the occurrence of any one or more of the following events: (i) the commission by Baker of theft or embezzlement of Company property or other acts of dishonesty against the Company; (ii) the commission by Baker of a crime resulting in injury to the business, property or reputation of the Company or any affiliate of the Company or commission of other significant activities harmful to the business or reputation of the Company, (iii) Baker entering into a written agreement with a competitor which provides that Baker will perform related activities on behalf of that competitor;
     (iv) Baker engaging in a conflict of interest activity which the Board reasonably considers to be harmful to the best interests of the Company.

     In the event OnScreen terminates this Agreement for just cause, OnScreen's duty to pay salary will be excused from the date of termination forward, but its duty to award bonus stock which has already been earned shall continue, as will its duty to pay any expenses already incurred by Baker before termination.

10. TERMINATION WITHOUT CAUSE. Should OnScreen terminate this contract without cause, it must:

          a. Give Baker no less than thirty (30) days written notice of such decision to terminate;
          b. Pay the salary due to Baker for the remainder of his three (3) year term. However, such payment shall not be less than $275,000, no matter how much time remains on the three (3) year term;
          c. Continue medical benefits as described herein through the end of the contract term;
          d. Pay to Baker any then outstanding expenses incurred by Baker before the termination; and
          e. Vest in Baker any and all unvested bonus stock not to exceed a total of five percent (5%) of the fully diluted outstanding common shares following the equity round schedule to close on or about January 1, 2006.

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11.  VOLUNTARY TERMINATION. Baker may voluntarily terminate his employment with
     OnScreen upon sixty (60) days written notice. If Baker voluntarily terminates his employment then OnScreen's duty to pay salary ends on the date of that termination and OnScreen(TM) shall to pay all expenses already incurred by Baker before termination. If Baker voluntarily terminates his employment, he shall receive options for those shares which have previously vested, but shall receive no further shares or options scheduled to vest after the date of his voluntary separation.

12. MERGER, CONSOLIDATION, TRANSFER, DISSOLUTION. THIS AGREEMENT SHALL NOT BE TERMINATED BY ANY:

          a. Merger or consolidation in which the Company is not the new or surviving corporation;
          b. Transfer of all or substantially all of the assets of the Company; or
          c.   Voluntary or involuntary dissolution of the Company.
          d. In the event of any merger or consolidation or transfer of assets, the surviving or new corporation or the transferee of the Company's assets shall be bound by and shall have the benefit of the provisions of this Agreement. The Company shall take all actions necessary to insure that the corporation or transferee is bound by the provisions of this Agreement.

13. SURRENDER OF PROPERTIES. Upon termination of Baker's employment with the Company, regardless of the reason therefore, Baker shall promptly surrender to the Company all property provided him by the Company for use in relation to his employment and, in addition, Baker shall surrender to the Company any and all materials, lists, files, patent applications, records, models, notes, copies of documents records, and any written or recorded information in regards to the business of the Company or other materials and information of or pertaining to the Company or its customers or prospective customers or the products, business, and operations of the Company.

14. NO EXPECTATION OF PRIVACY. It is understood and agreed that there is no expectation of privacy at OnScreen. All areas of the work place, excluding only the rest rooms, are subject to physical, audio, video or other means of surveillance, recording and/or inspection. This includes, without limitation, all desks, lockers and offices. All items brought into the workplace, including briefcases and purses, are subject to search at any time, with or without cause, and without any prior notice. All telephone conversations are subject to being monitored and/or recorded.

15. COMPLIANCE WITH ONSCREEN'S POLICIES AND PROCEDURES. Baker acknowledges that he has been provided with a copy of OnScreen's Employee Handbook, and understands that he has a duty to read the manual in its entirety, and has signed a statement to the effect that Baker has received the manual, has read it in its entirety, and understands the content of the manual. Baker agrees to comply with all rules, regulations and policies of the company. All rules, regulations, policies and benefits are subject to change.

16. CONFLICTS BETWEEN THIS AGREEMENT AND EMPLOYEE HANDBOOK. Should there exist any conflict between the terms and conditions contained in this Agreement and the Employee Handbook then in effect, as to that portion of the clause(s) in conflict only, the terms and conditions herein shall control. All other provisions in the Employee Handbook, and all other terms and conditions contained herein, shall remain in full force and effect.

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17.  CONFIDENTIALITY. Baker acknowledges that he will receive, during the course of his employment with OnScreen, information and documents which are secret and proprietary, and which are the property of OnScreen. Baker acknowledges that all methods, policies, procedures, practices, and calculations, as well as all lists and other documents prepared by or for the benefit of OnScreen are secret and proprietary, and, shall not be copied by any means, or removed from the premises for any reason, without the express, written permission from the corporation's president. Baker agrees that he shall not disclose any information relating to OnScreen, or provide an original or copy of any document prepared by or for the benefit of OnScreen, to any third party, or for any reason, without the express, written permission from the corporation's Board of Directors. It is agreed that this clause shall survive Baker's termination of employment. Baker acknowledges that the wrongful disclosure of OnScreen's proprietary information and/or documents would result in irreparable harm to OnScreen, and that the damages sustained as a proximate result of said disclosure would be difficult, if not impossible to measure. As such, Baker agrees that OnScreen would be entitled to seek injunctive relief from any court having competent jurisdiction to prevent the disclosure, or further disclosure of OnScreen's proprietary information and/or documents.

18.  COVENANT NOT TO COMPETE.
          (a) DURING EMPLOYMENT PERIOD. During the Employment Period, Baker shall not, without the prior written consent of the Company, engage in any other business activity for gain, profit, or other pecuniary advantage (excepting the investment of funds in such form or manner as will not require any services on the part of Baker in the operation of the affairs of the companies in which such investments are made) or engage in or in any manner be connected or concerned, directly or indirectly, whether as an officer, director, stockholder, partner, owner, employee, creditor, or otherwise, with the operation, management, or conduct of any business that competes with or is of a nature similar to that of the Company.
          (b) FOLLOWING TERMINATION OF EMPLOYMENT PERIOD. Within a one year period immediately following the termination of Baker's employment with the Company, regardless of the reason therefore, Baker shall not, without the prior written consent of the
               Company: (a) engage in or in any manner be connected or concerned, directly or indirectly, whether as an officer, director, stockholder, partner, owner, employee, creditor, or otherwise with the operation, management, or conduct of any business similar to the business of the Company being conducted at the time of such termination; (b) solicit, contact, interfere with, or divert any customer served by the Company, or any prospective customer identified by or on behalf of the Company, during Baker's employment with the Company; or (c) solicit any person then previously employed by the Company to join Baker, whether as a partner, agent, employee or otherwise, in any enterprise engaged in any business similar to the business of the Company being conducted at the time of such termination.

19. NOTICES. Any notice to be given pursuant to the provisions of this Agreement shall be in writing, and shall be either personally served or mailed to the recipient of the notice at that Party's last known address. Any notice to be mailed shall deposited in the United States mail, first class with all postage prepaid.

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20.  ASSIGNMENT. None of the rights or privileges contained herein may be assigned, conveyed, licensed or transferred to any other person, firm, corporation or organization.

21. WAIVER. Waiver by one Party of any breach of any provision of this Agreement shall not operate or be construed as a waiver by that PARTY of any subsequent or continuing breach.

22. JURISDICTION, VENUE AND SERVICE OF PROCESS. Both Parties consent to the jurisdiction of the state and federal courts for Multnomah County, Oregon.

23. INVALIDITY. Should any term or condition contained herein be adjudged invalid or contrary to law by any court with competent jurisdiction, the remaining terms and provisions shall continue with full force and effect.

24. ONLY AGREEMENT. This Agreement constitutes the entire agreement between the parties relating to the matter contained herein, and all prior agreements, proposals, and discussions, whether written or oral, shall be null and void. This Agreement may not be amended except by written agreement executed by both Parties.

25. LEGAL FEES. Should any action be brought by one Party against the other Party due to any alleged breach of this Agreement, or interpretation or enforcement of any term or condition contained herein, the prevailing Party shall be entitled to recover, in addition to any relief awarded by the court, jury or arbitrator, reasonable attorney's fees and expenses.

26. INTERPRETATION. This Agreement is intended to be performed in the State of Oregon and shall be interpreted under the laws of the State of Oregon.

27. SECTION HEADINGS. Section headings have been included in this Agreement merely for convenience or reference. They are not to be considered part of, or to be used in interpreting this Agreement.

28. AUTHORIZATION. Those persons executing this Agreement on behalf of the Parties represent that the execution and performance of the terms of this Agreement have been duly authorized by their respecting governing board(s), and that this Agreement is a valid and legal obligation enforceable in accordance with its terms.

29. ACKNOWLEDGMENT. The parties hereto acknowledge that they have read this Agreement, encompassing seven (7) pages, and understand and agree to be bound by its terms and conditions. In addition to this Agreement, Baker agrees to sign and abide by the terms of OnScreen's Employee Handbook. This Agreement may be signed in counterparts. Any exact copy of this Agreement may be used as an original for any purpose. A facsimile signature may be used, and shall have the same affect, as an original signature.

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         OnScreen Technologies, Inc.


Dated:  11/21/05                 By:    /s/
      ----------------               -----------------------------------------
                                  Brad Hallock, Director, Compensation Committee



Dated:  11/21/05                 By:    /s/
      ----------------               -----------------------------------------
                                  Russell Wall, Director, Compensation Committee


Dated:  11/21/05                        /s/
      ----------------               -----------------------------------------
                                        Charles R. Baker



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